UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 MISSION RIDGE GOODLETTSVILLE, TN	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.875 per share	DG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 5, 2023, Dollar General Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”) with respect to the Company’s issuance and sale of $500,000,000 aggregate principal amount of its 5.200% Notes due 2028 (the “2028 Notes”) and $1,000,000,000 aggregate principal amount of its 5.450% Notes due 2033 (the “2033 Notes” and, together with the 2028 Notes, the “Notes”). The sale of the Notes was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-272406) (the “Registration Statement”), including a prospectus supplement dated June 5, 2023 (the “Prospectus Supplement”) to the prospectus contained therein dated June 5, 2023 (the “Base Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and a free writing prospectus dated June 5, 2023 (the “Free Writing Prospectus”), filed by the Company with the Commission, pursuant to Rule 433 under the Securities Act.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Notes were issued on June 7, 2023 pursuant to an indenture (as supplemented and amended, the “Indenture”) dated as of July 12, 2012 between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by each of the fourteenth supplemental indenture dated as of June 7, 2023 between the Company and the Trustee (the “Fourteenth Supplemental Indenture”) relating to the 2028 Notes and the fifteenth supplemental indenture dated as of June 7, 2023 between the Company and the Trustee (the “Fifteenth Supplemental Indenture,” and together with the Fourteenth Supplemental Indenture, the “Supplemental Indentures”) relating to the 2033 Notes.

A copy of each of the Underwriting Agreement, the Fourteenth Supplemental Indenture and the Fifteenth Supplemental Indenture is filed as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and is incorporated herein by reference. The descriptions of the Underwriting Agreement, the Supplemental Indentures and the Notes in this report are summaries only and are qualified in their entirety by the terms of the Underwriting Agreement, the Supplemental Indentures and the form of Notes attached hereto.

The net proceeds from the offering of the Notes will be used to reduce the Company’s commercial paper notes outstanding (excluding $204.3 million of commercial paper notes held by one of its wholly-owned subsidiaries) and for general corporate purposes, which may include the repayment of other indebtedness.

The Notes are unsecured and unsubordinated obligations of the Company and rank equally and ratably with the Company’s other existing and future debt not expressly subordinated in right of payment to the Notes and are effectively subordinated to the Company’s secured debt to the extent of the value of the collateral. The Notes are structurally subordinated to the claims of creditors of subsidiaries of the Company.

The Company will pay interest on the Notes semi-annually in arrears on January 5 and July 5, beginning on January 5, 2024, to holders of record on the preceding December 20 and June 20, as the case may be. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

The 2028 Notes will mature on July 5, 2028. Prior to June 5, 2028 (the “2028 Notes Par Call Date”), the Company may redeem the 2028 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming that such 2028 Notes matured on the 2028 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Supplemental Indentures) plus 25 basis points, less (b) interest accrued to the redemption date, and (2) 100% of the principal amount of the 2028 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. Beginning on the 2028 Notes Par Call Date, the Company may redeem the 2028 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2028 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

The 2033 Notes will mature on July 5, 2033. Prior to April 5, 2033 (the “2033 Notes Par Call Date”), the Company may redeem the 2033 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming that such 2033 Notes matured on the 2033 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Supplemental Indentures) plus 30 basis points, less (b) interest accrued to the redemption date, and (2) 100% of the principal amount of the 2033 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. Beginning on the 2033 Notes Par Call Date, the Company may redeem the 2033 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2033 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

In the event of a Change of Control Triggering Event (as defined in the Supplemental Indentures), the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. The Supplemental Indentures also contain certain customary covenants, including limitations on the ability of the Company and its subsidiaries, with exceptions, to incur debt secured by a pledge of or a lien on the voting stock of their significant subsidiaries. The Supplemental Indentures also provide for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable, as applicable.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for the Company for which they received or will receive customary fees and expenses. The Underwriters and their respective affiliates may also, from time to time, enter into arm’s-length transactions with the Company in the ordinary course of their business.

In addition, affiliates of the underwriters are lenders under the Company’s revolving credit facility and 364-day revolving credit facility. An affiliate of Citigroup Global Markets Inc. is the administrative agent and a joint lead arranger and joint bookrunner under the Company’s revolving credit facility and 364-day revolving credit facility. An affiliate of BofA Securities, Inc. is the co-syndication agent under the Company’s revolving credit facility and the syndication agent under the Company’s 364-day revolving credit facility. BofA Securities, Inc., an affiliate of U.S. Bancorp Investment, Inc. and Wells Fargo Securities, LLC are joint lead arrangers and bookrunners under the Company’s revolving credit facility and 364-day revolving credit facility. Affiliates of Goldman Sachs & Co. LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Fifth Third Securities, Inc., Regions Securities LLC, Truist Securities, Inc. and PNC Capital Markets LLC are co-documentation agents under the Company’s revolving credit facility and 364-day revolving credit facility.

The Trustee, an affiliate of U.S. Bancorp Investments, Inc., also serves as trustee under the Indenture, as supplemented by the supplemental indentures, governing the Company’s existing senior notes due 2024, 2025, 2027, 2028, 2030, 2032, 2050 and 2052, and U.S. Bancorp Investments, Inc. acted as an underwriter for the Company’s offering of the Notes for which they have received customary compensation.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 8.01	OTHER EVENTS.

In connection with the offering by the Company of the Notes, as described in response to Item 1.01 of this Current Report on Form 8-K, the following exhibits are filed herewith in order to be incorporated by reference into the Registration Statement, the Base Prospectus and/or the Prospectus Supplement: (i) the Underwriting Agreement (Exhibit 1.1 hereto), (ii) the opinions of counsel with respect to the validity of the Notes sold in the offering (Exhibits 5.1 and 5.2 hereto) and (iii) certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.1 hereto).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired. N/A
(b)	Pro forma financial information. N/A
(c)	Shell company transactions. N/A
(d)	Exhibits. See Exhibit Index to this report.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 5, 2023, among the Company, BofA Securities, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein

4.1	Fourteenth Supplemental Indenture, dated as of June 7, 2023, between Dollar General Corporation and U.S. Bank Trust Company, National Association, as trustee

4.2	Form of 5.200% Senior Notes due 2028 (included in Exhibit 4.1)

4.3	Fifteenth Supplemental Indenture, dated as of June 7, 2023, between Dollar General Corporation and U.S. Bank Trust Company, National Association, as trustee

4.4	Form of 5.450% Senior Notes due 2033 (included in Exhibit 4.3)

5.1	Opinion of Maynard Nexsen PC

5.2	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Maynard Nexsen PC (included as part of Exhibit 5.1)

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.2)

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-272406)

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2023	DOLLAR GENERAL CORPORATION

	By:	/s/ Kelly M. Dilts
Name: Kelly M. Dilts
Title: Executive Vice President and Chief Financial Officer